UNITED STATES
			 	 SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C.   20549


						 FORM 8-K

					    CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	 Date of Report (Date of earliest event reported):  July 1, 2003


					   LINCOLN LOGS LTD.
	   (Exact name of small business issuer as specified in its charter)


New York                               0-12172                       14-1589242
(State or other jurisdiction	 (Commission File Number)	   (I.R.S. Employer
 of incorporation)							Identification No.)


                  5 Riverside Drive, Chestertown, New York  12817
                     (Address of principal executive offices)

					   (518) 494-5500
                           (Issuer's telephone number)


Neither name, address nor fiscal year has changed since last report
(Former name, former address, and former fiscal year, if changed since last report)

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ITEM 5.  Other Items and Regulation FD Disclosure.

On June 27, 2003, Lincoln Logs Ltd. (the "Company") executed a definitive agreement (the "Agreement") to acquire all of the outstanding stock of Hart & Son Industries, Ltd. ("Hart") and True Craft Log Structures, Ltd. ("True Craft"), two affiliated, privately-held companies headquartered in British Columbia, Canada.

The aggregate consideration for the acquisition will be a combination of cash, shares of the Company's common stock and seller financing in the form of long-term notes. The transaction is expected to close by July 31, 2003 and is subject to customary closing conditions that are contained in the Agreement.

As provided in General Instructions B.5 of Form 8-K, the furnishing of this report on Form 8-K shall not be deemed an admission as to the materiality of any information contained in this report that may or may not be required solely in accordance with Regulation FD.

Forward Looking Statements

It should be noted that this Form 8-K may contain certain forward-looking statements. The terms "believe", "anticipate", "intend", "goal", "expect" and similar expressions may identify forward-looking statements. Any such statements are based largely on current expectations and assumptions of the Company's management and are subject to a number of risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation that the strategy, objectives or other plans of the Company will be achieved. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.



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SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



							LINCOLN LOGS LTD.


							/s/ William J. Thyne
							William J. Thyne
							Chief Financial Officer

							July 1, 2003


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